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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 29, 1999, except for the fourth paragraph of Note 2 and the second paragraph of Note 8 as to which the date is July 14, 1999, relating to the financial statements of E Com Ventures, Inc. (formerly Perfumania, Inc.), which appears in E Com Ventures, Inc.'s Annual Report on Form 10-K for the year ended January 30, 1999.

PricewaterhouseCoopers LLP
February 18, 2000
Miami, Florida